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                                                                   EXHIBIT 10.12

                         CONSULTING SERVICES AGREEMENT


     THIS AGREEMENT made effective the 24th day of March, 1999 (the "Effective Date").

BETWEEN:

          VAMP International Holdings Inc.
          Business Consultant,
          of 1670 Seymour Place
          Point Roberts, WA   98281

               (hereinafter referred to as the "Consultant")


AND:      Hyperstealth Biotechnology Corporation
          6441 Lougheed Hwy.
          Burnaby, B.C.
          V5B 3A1

               (hereinafter referred to as the "Client")

     WITNESSETH that in consideration of the mutual covenants and conditions herein contained, the parties hereto do hereby agree as follows:

1. The Client hereby agrees and hereby does retain the Consultant to furnish such continuing general advice as is from time to time reasonably required with respect to the operation of the business of the Client and in particular, without restricting the generality of the foregoing, shall include those matters described in Schedule "A" hereto. The Client acknowledges that the Consultant does not give any legal advice, fund raising advice or arranging seed capital funding with respect to this assignment. The Client agrees to pay to the Consultant as compensation for its services herein a fee as provided in Schedule "B" hereto.

2. In addition to the fee described in paragraph 1 hereof, the Client shall pay to the Consultant upon receiving an invoice for it all actual expenses and disbursements paid or incurred by the Consultant in its performance of its obligations hereunder in the manner more particularly provided in Schedule "C" hereto.
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3.   Subject to the Client's approval for any expense exceeding in aggregate
$500, the Client does hereby authorize and empower the Consultant to retain, engage, hire, consult, employ or otherwise as it deems essential to its proper performance of its obligations hereunder such person, firm and/or corporation, including a corporation and/or corporations affiliated with or related to the Consultant, and in particular, without limiting the generality of the foregoing, any lawyer, chartered accountant and/or financial analyst. Any expenses or disbursements paid or incurred by the Consultant herein shall be paid by the Client as provided in paragraph 2 hereof.

4. The Client hereby authorizes and empowers the Consultant to do any and all things necessary and proper in its performance of its obligations hereunder and agrees to co-operate fully with the Consultant in this regard, and in particular, without limiting the generality of the foregoing, to allow the Consultant to examine all books and records of the Client.

5. The Consultant agrees to report to the Client on an ongoing basis and to consult with the Client with respect to its performance of its obligations hereunder.

6. The Consultant agrees that it will not at any time either during the term of this Agreement or thereafter divulge to any person, firm or corporation any information received by the Client during the course of its retainer with regard to the personal, financial or other affairs of the Client and all such information shall be kept confidential and shall not in any manner be revealed to anyone save and except as the Consultant shall deem essential in its proper performance of its obligations hereunder.

7. The Client will be introduced to certain associates, sub-consultants and persons associated with the consultant and the Client agrees not to contract these associates, sub-consultants and persons for any reason without the written consent of the Consultant.

8. The Client acknowledges that the Consultant may have other clients during the term of this assignment.
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                                       3

9. The Client acknowledges and agrees that the terms of the Consultant's fees shall be paid immediately upon presentation of invoice for services rendered to the Client.

10. The Client agrees during and after the term of this Agreement to indemnify and hold the Consultant harmless from and against any and all loss, damage or liability in costs and expenses in connection therewith incurred by the Consultant as a result of any violation of this Agreement by any act of or omission or commission on the part of the Client or any of its employees or agents, and from all claims, damages or suits of any persons arising from the use by the Consultant, or any of its employees or agents, of the premises of the Client.

11. The Client agrees that it will not, on grounds of the alleged non-performance by the Consultant of any of its obligations hereunder, withhold payment of any moneys due and owing to the Consultant by the Client hereunder.

12. In the event that the Client does not pay any moneys due and owing to the Consultant hereunder within a period of ten (10) days of the date of receipt by the Client of an invoice for such payment, the Consultant shall be at liberty to give notice to the Client of such default. If such default shall continue for a period of ten (10) days after the date of receipt by the Client of such notice, then, at the option of the Consultant, the obligation of the Consultant to perform the services as provided hereunder shall immediately terminate.

13. The Client agrees that the Consultant may assign the whole or any part of this Agreement to any successor in interest in its business, or any part thereof, or to any corporation affiliated with or related to the Consultant and the Client agrees to be bound by the terms hereof as though such assignee and/or assignees were originally named herein as the Consultant.

14. Time shall be of the essence of this Agreement and each and every part hereof.

15. All payments required hereby shall be made in U.S. currency or as stipulated in Schedule "B"
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                                       4

hereto.

16. This Agreement shall be litigated exclusively in and governed by and construed in accordance with the laws of the Province of British Columbia.

17. All notices, requests, demands or other communications (hereinafter referred to as "notice") by the terms hereof required or permitted to be given by one party to another shall be given in writing by personal delivery or by registered mail, postage pre-paid, addressed or delivered to the other party at its address first above written. Any such notice shall be deemed to have been received when delivered and, if mailed, four (4) days after mailing thereof.

19. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, administrators, successors and assigns as the case may be.

20. The term of this Agreement shall be one year expiring on the anniversary of the Effective Date. This Agreement may be extended at the option of the parties.

21. The foregoing and the schedules hereto contain the entire agreement of the parties hereto and supercede all previous agreements and understandings between the parties in any way relating to the subject matter hereof and no modification hereof shall be binding upon the parties unless the same is in writing and signed by the parties hereto.

     IN WITNESS WHEREOF the parties hereto have affixed their hands and seals the day and year first above written.

THE CORPORATE SEAL of               )
VAMP INTERNATIONAL HOLDINGS INC.    )
was hereunto affixed in             )
the presence of:                    )         c/s
                                    )
       /s/ Robert Dymont            )
--------------------------------    )
     Authorized Signatory           )
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THE CORPORATE SEAL of               )
HYPERSTEALTH BIOTECHNOLOGY          )
CORPORATION                         )
was hereunto affixed in             )
the presence of:                    )         c/s
                                    )
       /s/ Guy Cramer               )
--------------------------------    )
     Authorized Signatory           )
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                                 SCHEDULE "A"

                              SCOPE OF ASSIGNMENT


The Client hereby agrees that the Consultant's "Scope of Assignment" shall be as follows:

1.   Finalizing the Company's Business Plan.

2. Working with lawyers and accountants to produce the Company's seed capital Offering Memorandum.

3. Engaging a law firm in the USA to start the Due Diligence process necessary to taking the Company public and legal issues regarding raising capital in the USA, Canada and Europe.

4.   To assist the Company to incorporate in the USA.

5. To work with the Company and its directors regarding corporate development in Canada, the USA and other parts of the world.

6. To negotiate and to introduce the Company to possible underwriters and merchant brokers with regard to the Company's contemplated IPO.

7. To search and report to the directors with respect to a publicly traded company and to pursue a reverse takeover by a listed or unlisted public company. In the alternative to assist in the planning of an IPO.

8. To arrange for the purchase of a public company. (If the Client is unable within a reasonable time to complete of the purchase of the public company the Consultant retains the right to keep the public company).
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                                 SCHEDULE "B"


                           CONSULTANT'S COMPENSATION

The Client agrees to pay to the Consultant as compensation for services the following fees:

1. The fee for services to be rendered under this Agreement shall be a fee of $195,000 U.S. (one hundred and ninety-five thousand dollars U.S.) payable upon receiving an invoice.

2. The Consultant shall receive a finders fee of 10% for only such financings which the Client receives from investors introduced by the Consultant. The finders fee shall be net of any fees which may be required by other parties, however, there shall be no reduction unless the Consultant has participated in the negotiation of fees to other finders or arrangers of the financing.
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                                 SCHEDULE "C"


The Client agrees to pay to the Consultant the following:


          A CAR MILAGE CHARGE OF $0.30US PER KILOMETER PLUS
          ALL COSTS INCURRED SHALL BE BILLED TO THE CLIENT
          AT THE INVOICED COST TOGETHER WITH A TEN PERCENT
          HANDLING CHARGE.  A PHOTOCOPY OF RECEIPTS WILL
          BE MADE AVAILABLE TO THE CLIENT.